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                                                               EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


          This Employment Agreement ("Agreement") is entered into as of October 1, 1996, between The Morningstar Group Inc., a Delaware corporation (the "Company"), and C. Dean Metropoulos (the
     "Executive").

          WHEREAS, the Executive has made and is expected to make a major contribution to the profitability, growth and financial strength of the Company;

          WHEREAS, the Compensation Committee of the Company's Board of Directors has determined that it is appropriate to induce the Executive to continue in the employment of the Company as Chairman and Chief Executive Officer ("CEO") of the Company;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Company and the Executive agree as follows:

          Section I.  Definitions.
                      -----------
          For the purpose of the Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this Section I:

          (A)  "Cause" shall mean (i) fraud on the part of the Executive
                -----
     against the Company, (ii) willful and intentional breach by the Executive of the duties of the Executive as an executive officer of the Company that are within the control and ability of the Executive to perform (provided that the Executive shall first be notified of and be given thirty (30) days to cure such breach), or (iii) conviction of the Executive for fraud, misappropriation, embezzlement or any felony (excluding traffic violations).

          (B)  "Date of Termination" shall mean (1) if the Executive's
                -------------------
     employment is terminated by the Company for Disability, 30 days after Notice of Termination is given to the Executive (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 30-day period); or
     (2) if the Executive's employment is terminated by the Company for any other reason, the date on which a Notice of Termination is received by the Executive; or (3) if the


























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     Executive's employment is terminated by the Executive, the date on which the Notice of Termination is given to the Company.

          (C)  "Disability" shall mean the Executive shall have been absent
                ----------
     from his duties with the Company on a full-time basis for six consecutive months, or for a total of six months in any 12-month period, and within 30 days after written Notice of Termination is thereafter given by the Company the Executive shall not have returned to the performance of the Executive's duties.

          (D)  "EBITDA" shall mean the Company's earnings before interest,
                ------
     taxes, depreciation and amortization, as derived from the Company's financial statements and as determined in accordance with generally accepted accounting principles.

          (E)  "Good Reason" shall mean any of the following (without the
                -----------
     Executive's express written consent):

               (1) (a) the assignment (excluding any promotion or advancement) to the Executive by the Company of duties materially inconsistent with the Executive's position, authority, duties, responsibilities and status with the Company on the date of this Agreement, except on a temporary basis (not more than 30 days in any 12-month period) as deemed necessary by the Board of Directors in its reasonable good faith judgment, or any action by the Company which results in a material diminishment in such position, authority, duties, responsibilities or status, or

                    (b) a determination by the Executive, made in good faith, that as a result of the occurrence of a Triggering Event, the Executive is unable to carry out the duties and responsibilities the Executive had with the Company immediately prior to the occurrence of a Triggering Event and such determination shall be conclusive and binding upon the Company, or

                    (c) a material change (excluding any promotion or advancement) in the Executive's reporting responsibilities, titles or functional offices, except on a temporary basis (not more than 30 days in any 12-month period) as deemed necessary by the Board of Directors in its reasonable good faith judgment, or

                    (d) any removal of the Executive from, or any failure to reelect the Executive to, any of such


























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          titles or functional offices, except in connection with the termination of the Executive's employment for disability, resignation, Retirement, Cause, or as a result of the Executive's death, or

                    (e) any removal of the Executive, or any failure to reelect the Executive, as a director of the Company, except in connection with the termination of Executive's employment for Disability, resignation, Retirement, Cause, or as a result of the Executive's death; or

               (2) (a) any failure by the Company to continue in effect for the Executive any material benefit plan or arrangement which the Company otherwise keeps in effect for its management, except to the extent the Executive is a participant in any other plans providing the Executive with substantially similar benefits, or

                    (b)  failure by the Company to include the
          Executive in any other similar plan which may be provided to other officers of the Company of comparable or lower status, except to the extent the Executive is a participant in any other plans providing the Executive with substantially similar benefits (each plan referred to in (2) (a) and (b) shall hereinafter be referred to as a ""Benefit Plan"), or

                    (c) the taking of any other action by the Company if the effect of said action would be to reduce materially the benefits enjoyed by the Executive unless such reduction in benefits generally affects the other members of management similarly; or

               (3) any material breach by the Company of any material provision of this Agreement or any Stock Option Agreement in effect with the Executive (provided that the Company shall first be notified of and be given a reasonable opportunity to cure such breach, which reasonable opportunity to cure shall not exceed five business days with respect to any failure to pay money); or

               (4) any purported termination of the Executive's employment by the Company which is not effected pursuant to a Notice of Termination satisfying the requirements of this Agreement.































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          (F)  "Notice of Termination" (1) for termination of the
                ---------------------
     Executive's employment by the Company for Disability, Retirement or Cause shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (2) "Notice of Termination" for
                                          ---------------------
     termination of the Executive's employment by the Company or the Executive for any other reason shall mean a written notice by the Company or the Executive, as the case may be, which shall indicate the reason for termination of the Executive's employment, setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment and specific provisions in this Agreement relevant to such facts and circumstances.

          (G)  "Retirement" shall mean termination by the Company or the
                ----------
     Executive of the Executive's employment based on the Executive's having reached age 65 or such other age as shall have been fixed in any arrangement established with the Executive's consent with respect to the Executive.

          (H)  "Stock Option Agreement" shall mean any Stock Option
                ----------------------
     Agreement between the Company and the Executive in effect as of the date of execution hereof or hereafter.

          (I)  "Triggering Event" shall mean the sale of a majority of the
                ----------------
     shares of the Company, sale of a majority of the assets of the Company, merger of the Company into another company whereby the Company is not the surviving entity or the Board of Directors of the Company no longer controls the surviving entity or other like event.

          Section II.  Term.
                       ----
          The term of Executive's employment under this Agreement shall be 3 years; shall commence effective as of October 1, 1996 and shall automatically renew such that the term at the beginning of each year commencing October 1 of 1997 and thereafter, shall be 3 years. This Agreement shall terminate, upon the earliest of (1) the Date of Termination of the Executive's employment with the Company; (2) the Executive's death; or (3) the Executive's resignation or Retirement.

          Section III.  Compensation.
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          (A)  Salary.  The Company shall pay to the Executive a salary
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     ("Base Salary") expressed in dollars per annum but payable
























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     biweekly in accordance with the Company's customary payroll procedures. The Base Salary for each of the first three years shall be $600,000; provided, however, that said Base Salary shall be renewable in the event of a material acquisition or like event which occurs after the commencement date of this Agreement and greatly changes or increases the Executive's duties and responsibilities.

          (B)  Benefits, Reimbursements and Expenses.
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            (1)  In addition to the other provisions of this Section III,
     Executive shall be entitled to receive any employee benefits regularly provided by the Company to its regularly engaged executive employees from time to time and shall continue to receive any employee benefits which he is receiving or entitled to as of the date of this Agreement.

               (2) The Company, in accordance with the rules and regulations that it may issue from time to time, shall reimburse Executive for reasonable business expenses incurred in the performance of his duties, including travel and lodging expenses while away from time, provided that the Executive presents to the Company documentary evidence which provides sufficient information to establish the amount, date, place and essential character of each expenditure. Further, the Company shall continue to reimburse Executive for expenses on a monthly basis as it reimburses Executive as of the date of commencement of this Agreement.

          (C)  Bonus.  Within fifteen (15) days after the completion of the
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     Company's independent audit for the calendar year just ended by the
     Company's independent outside auditors selected by the Board of Directors, the Company shall pay the Executive a bonus of up to $300,000 per calendar year, such bonus to be payable based on an EBITDA target established by the Board of Directors.

          Section IV.  Termination.
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          (A)  Severance Compensation.  The Executive shall be entitled to
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     the compensation set forth in Section V provided that any of the following events occur: (1) if a Triggering Event shall have occurred subsequent to the date of this Agreement and while the Executive is still an employee of the Company; or (2) an event constituting Good Reason has occurred and the Executive terminates his employment with the Company; or (3) the Executive's employment is terminated by the Company for any






























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     reason other than (a) Cause or (b) the Executive's resignation without an event constituting good reason or Retirement.

          (B)  Notice of Termination.  Any termination of the Executive's
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     employment for any reason shall be communicated to the other party by a Notice of Termination. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination;

          (C)  Termination upon Death or Disability.  If the Executive
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     shall die or become disabled during the period of employment hereunder, the Executive's estate, heirs or beneficiaries, or the Executive, as applicable, shall be entitled, to benefits specifically provided to them or the Executive under any benefit plan and an amount equal to two years of "aggregate compensation" payable in equal monthly increments.

          Section V.  Severance compensation.  Except as otherwise provided
                      ----------------------
     in Section IX or Section IV(C), if the Executive is entitled to compensation pursuant to Section IV(A), the Company shall pay to the Executive as severance pay in a lump sum, in cash, on the fourteenth calendar day following the date of termination, an amount equal to Executive's "aggregate compensation" (as hereinafter defined), for the balance of the then existing 3 year term. For purposes of this Section "aggregate compensation" shall mean an amount equal to the Executive's then current Base Salary plus Bonus based on the prior year's payment.

          Section VI.  Successors.
                       ----------
          (A)  The Company.  The Company will require any successor or
               -----------
     assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets, or both, of the Company, to expressly absolutely and unconditionally assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined (including its subsidiaries), and any successor or assign to its business or assets as aforesaid which executes and delivers the Agreement provided for in this Section VI or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (B)  Binding Agreement.  This Agreement shall inure to the
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     benefit of, and be enforceable by, the Executive's personal and
























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     legal representatives, executors, administrators, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to the Executive hereunder, all such amounts shall be paid in accordance with the terms of this Agreement to the Executive's devise, legatee, or other designee or, if there be no such designee, to the Executive's estate.

          Section VII.  Notice.
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          For purposes of this Agreement, notices and all other
     communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

               If to the Company:

                    The Morningstar Group Inc.
                    5956 Sherry Lane, Suite 1500
                    Dallas, Texas 75225
                    Attn: Secretary and General Counsel

               With a copy to:

                    Chairman of the Compensation Committee
                      of the Board of Directors
                    The Morningstar Group Inc.
                    5956 Sherry Lane, Suite 1500
                    Dallas, Texas 75225

               If to the Executive:

                    C. Dean Metropoulos
                    3831 Turtle Creek Blvd., #4B
                    Dallas, Texas 75219

     or such other address as wither party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          Section VIII.  Miscellaneous.
                         -------------
          (A) No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party of any breach by the other party hereto of, or compliance with, any condition or provision of this




























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     Agreement to b e performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement or any Stock Option Agreement, and except as provided herein, this Agreement and any Stock Option Agreement presently in place or approved, supersede all prior agreements relating to the subject matter hereof and thereof. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the parties hereto each agree to bring any action, suit or proceeding in connection with this Agreement either in the district Court of Dallas, Dallas County, Texas, or the United States District Court for the Northern District of Texas - Dallas Division.

          (B)  Validity.  This invalidity or unenforceability of any
               --------
     provision of this Agreement shall not affect the validity or enforceability of an other provision of this Agreement, which shall remain in full force and effect.

          (C)  Counterparts.  This Agreement may be executed in one or more
               ------------
     counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          (D)  Confidentiality.  During the period of employment hereunder
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     and for five years thereafter, the Executive shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or Company other than the Company, any Confidential Information. "Confidential Information" means information relating to the processes, products, services or operations of the Company or any subsidiary thereof that is not generally known, is proprietary to the Company or such subsidiary and is made known to the Executive or learned or acquired by the Executive while in the employ of the Company, including, without limitation, (i) information relating to research, development, manufacture, purchasing, accounting, engineering, marketing, merchandising, advertising, selling, leasing, finance and business methods and techniques and (ii) customer lists and other information relating to past, present or prospective customers or suppliers. However, Confidential Information shall not include under any circumstances any information with respect to the foregoing matters that becomes publicly available through no fault of the Executive or is available to the Executive from other sources who have not secured such information on a




























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     confidential basis from the Company or any affiliate thereof.  All materials or articles of information of any kind furnished to the Executive by the Company or developed by the Executive in the course of his employment hereunder are and shall remain the sole property of the Company; and if the Company requests the return of such information at any time during, upon, or after the termination of the Executive's employment, the Executive shall immediately deliver the same to the Company.

          (E)  Requisite Approvals.  The Company has received all requisite
               -------------------
     approvals with respect to this Agreement (including, without limitation, approval of the Company's Board of Directors) so that such agreements are valid, binding and duly authorized and enforceable against the Company in accordance with their terms.

          Section IX.  Noncompetition.
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          (A)  During the period of employment hereunder and, (x) if the
     Executive is terminated for Cause, or if the Executive terminates his employment with the Company other than for Good Reason, for an additional period of two years following the Date of Termination, the Executive shall not, directly or indirectly, (i) hire any executive officer, general manager or key employee to terminate his or her employment, (ii) call upon or solicit any clients, customers or accounts of the Company or any of its subsidiaries, with the intent to direct to rake away any specialty dairy foods business of the Company or any of its subsidiaries or to otherwise interfere or compete with the Company or any of its subsidiaries in the specialty dairy foods business, or (iii) in his own behalf or as a partner, officer, director, employee, agent, consultant or stockholder (other than as a holder of less than 5% of the outstanding capital stock of any corporation with a class of equity security registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended) engage in, invest in or render services to any person or entity which has as its principal business the specialty dairy foods business (the prohibited activities in this sentence herein being referred to as the "Prohibited Activities").

          (B) Executive acknowledges that, in view of the nature of the business in which the Company is engaged, the restrictions contained in Sections VII(D) and IX(A) above (the "Restrictions") are reasonable and necessary in order to protect the legitimate interests of the Company, and that nay violation thereof would result in irreparable injuries to the Company, and the Executive therefore further acknowledges that, in the event the Executive violates, or threatens
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     Company shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation.

          (C) If any Restriction, or any part thereof, shall be determined in any judicial or administrative proceeding to be invalid or unenforceable, the remainder of the Restrictions shall not thereby be affected and shall be given full effect, without regard to the invalid provisions. If the period of time or the area specified in the Restrictions shall be determined in any judicial or administrative proceeding to be unreasonable, then the court or administrative body shall have the power to reduce the period of time or the area covered and, in its reduced form, such provisions shall then be enforceable and shall be enforced.

          (D) If the Executive violates any of the Restrictions, the applicable restrictive period shall be tolled form the time of the commencement of any such violation until such time as such violation shall be cured by the Executive to the reasonable satisfaction of the Company.

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                                     * * * *

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        THE MORNINGSTAR GROUP INC.

                                        By:
                                             ------------------------------
                                        Name:
                                                  -------------------------
                                        Title:
                                                  -------------------------





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                                        C. Dean Metropoulos























































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